                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 1999 on our audit of the financial statements and financial statement schedules, which report is included in New Plan Excel Realty Trust, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1998.



                                                     PricewaterhouseCoopers LLP

New York, New York
August 17, 1999